                                                                   EXHIBIT 10.24

                          SPECIAL ADMINISTRATIVE UNIT

                      NATIONAL TAX AND CUSTOMS DIRECTION

                       LOCAL TAX ADMINISTRATION OF CALI




RESOLUTION No: 0008                               DATE: Aug.30th, 1996


Which grants it a special time period for a long-term temporary importation.

The Southwestern Tax and Customs Administration, using its faculties granted by Decrees 2666 of 1984, 1909, and 2117 of 1992, and resolution 408 of 1992, and



                                 CONSIDERING:

1- That by document registered under No 014103 of August 16, undersigned by JOSE FERNANDO RAMIREZ MARIN, legal representative for the firm TELEPHONE COMPANY OF PALMIRA S.A. E.S.P.- TELEPALMIRA S.A. E.S.P.- according to certificate of existence and whose legal representation was issued by the Chamber of Commerce of Cali, dated on July 5/th/ 1996, requests the authorization for a Long-term Temporary Import of a merchandise, for a time term longer than five (5) years.

2- The justification for requesting the longer than five year term is based on the eleventh clause of the INTERNATIONAL LEASING CONTRACT celebrated between GLOBAL TELECOMMUNICATIONS OPERATIONS INC. and TELEPALMIRA S.A., contract whose term is twelve (12) years, counting from the date of the operation certifying act of such equipment contemplated in this contract.

3- The purpose of the firm TELEPALMIRA S.A. E.S.P. is to act as a public services firm dedicated to rendering home service of commuted public telephoning.

4- The merchandise to be imported temporarily and for a long term consists of electrical devices for wireless telephoning, telephone central for twenty four thousand four hundred sixty eight lines (24.468) whose components constitute a functional unit according to the provisions of Note 4- Section XVI of the customs tariff. An automatic apparatus for telephone commutation carries out its main function, and it belongs to the tariff subpart 85.17.30.20.00.

It must be noted that the tariff status of the equipment to be imported temporarily is included in the listings of Resolution No 3968 of 1995 by the National Tax and Customs Direction, and External Resolution 7 of the Board of Directors of the Bank of the Republic. Thus this equipment can be subject to this modality of import.

The above considerations are based on the following legal grounds:

1.- The articles 222 and 223 of Decree 2666 of 1984 modified by article 1 of Decree 1740 of 1991, describe the type of merchandise that may be imported temporarily for a term longer than six (6) months as well as the term for them to remain. These articles match article 40 of Decree 1909 of 1992 where the types of temporary import are mentioned, as follows:

a)   For short-term imports....

b) For long-term imports, when capital goods are involved, such as machines, equipment, transportation material and its accessories, spares and parts that are shipped in the same shipment (the one underlined is mine), the
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     maximum term shall be five (5) years.

The National Customs Direction will determine according to the standards established within this article, the merchandise that may be imported temporarily both for short and long-term.

PARAGRAPH: In special cases the National Customs Direction shall grant a longer
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term than the maximum set by the above article (the one underlined is mine),
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when the objective of the import requires so; additionally, a long-term temporary import of accessories, spares and parts for these temporarily imported goods may be allowed. In these events, prior to submitting the import declaration, the corresponding authorization shall be obtained.

2-   Resolution 408 of 1992, in its article 9 rules Decree 1909 of 1992 in what concerns longer terms for long-term imports, which states:

Article 9: "Authorization for longer terms in long-term imports."

When long-term temporary imports are intended, with a term longer than the five
(5) year period stipulated in subsection b) of article 40 of decree 1909 of 1992, prior to submitting the declaration of temporary import, an authorization by the Customs Administration at the import jurisdiction must be requested, along with the documents that support the need for a longer term. Once the longer term has been authorized, and the import declaration has been submitted prior to the picking of the merchandise, there shall be a constituted guarantee that will cover the termination of the transaction and the payment of the customs taxes.

By virtue of the aforementioned and considering that TELEPALMIRA S.A. E.S.P. complies with all of the requirements of the law, the Southwestern Tax and Customs Administration


                                   DECIDES:

ARTICLE FIRST: to grant in favor of TELEPALMIRA S.A. E.S.P., a twelve (12) year term to temporarily import the goods described in this Administrative Act, counting from the date of the picking of such first import, and after the prior compliance with all legal requirements applicable for long-term temporary imports.

ARTICLE SECOND: to acknowledge the legal representation of JOSE FERNANDO RAMIREZ MARIN, identified with document # 10.074.883 of Pereira as the legal representative for TELEPALMIRA S.A. E.S.P., according to certification issued by the Chamber of Commerce of Palmira on August 14, ....

ARTICLE THIRD: to personally notify JOSE FERNANDO RAMIREZ MARIN as legal representative for TELEPALMIRA S.A. E.S.P, according to article 44 and subsequent articles of the Contentious Administrative Code.

ARTICLE FOURTH: against this ruling proceed the reposition motion before the officer that issued it within five days after notice, and the appeal before the General Director of Customs in the terms dictated by articles 316 to 319 of Decree 1090 of 1984.

                                                  AUG.30.1996

          CRISTINA MARIA GUZMAN SINISTERRA
          Southwestern Tax and Customs, Administrator


Planned by: Orlando Arteaga G.